Jameson Inns, Inc.	PRESS RELEASE

8 Perimeter Center East, Suite 8050	Atlanta, Georgia 30346	(770) 481-0305 FAX (770) 901-9550

FOR IMMEDIATE RELEASE

February 10, 2004

Investor Relations Contacts:
EPOCH Financial	(888) 917-5105
Todd Atenhan	tatenhan@epochfinancial.com
Valerie Kimball	vkimball@epochfinancial.com

Jameson Inns, Inc. Announces Date for Fourth Quarter Results and Conference Call

Atlanta, GA, February 10/PRNewswire/ — Jameson Inns, Inc. (NASDAQ: JAMS-news), owner of Jameson Inn and Signature Inn hotels, today announced that the Company will release fourth quarter 2003 financial results prior to the opening of the market on Tuesday, February 24, 2004. Also the Company will host a conference call on Tuesday, February 24 to discuss the financial results.

The conference call will be held at 11:00 a.m. (EST) and will be hosted by Mr. Tom Kitchin, Chairman and Chief Executive Officer of Jameson Inns, Inc. There will be a question and answer period after initial comments by Mr. Kitchin and other members of his senior management team.

Shareholders and other interested parties can listen to the conference call via the internet at www.jamesoninns.com or live audio of the call will be accessible by calling 877-462-0700. International callers can call 706-679-3971. A replay of the conference call will be available for replay on www.jamesoninns.com shortly after the conference call and for thirty days thereafter, and by telephone until March 2, 2004 by calling 800-642-1687 and requesting call number 5462354.

Jameson Inns, Inc. owns the Jameson Inn and Signature Inn limited-service hotel properties. For more information about Jameson Inns, Inc., visit the Company’s website at www.jamesoninns.com.